Exhibit 99.1

Owens & Minor Reports Fourth Quarter and Full Year 2023 Financial Results

Business Delivered Strong Operating Margin Improvement in Fourth Quarter

Robust Full Year Operating Cash Flow Generation Enabled Significant Debt Reduction

RICHMOND, VA – February 20, 2024 – Owens & Minor, Inc. (NYSE: OMI) today reported financial results for the fourth quarter and year ended December 31, 2023.

Full Year 2023 Key Highlights:

●	Consolidated revenue of $10.3 billion
●	Delivered $741 million of operating cash flow
●	Reduced total debt by $403 million and reduced net debt by $577 million
●	Net loss per common share of $(0.54) and adjusted net income per common share of $1.36

“We once again delivered on our commitments and had a strong finish to 2023, demonstrated by our top-line growth across both business segments, robust profit growth and exceptional operating cash flow which allowed us to further strengthen our balance sheet,” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor. “Our Patient Direct segment continued to outperform the market, showcasing the ongoing effectiveness of our go-to-market strategies on top of the healthy demand for home-based care. Our Products and Healthcare Services segment displayed meaningful sequential revenue and profit improvements resulting from our intense focus and execution of our strategic initiatives."

Financial Summary (1)			FYE	FYE
($ in millions, except per share data)	4Q23	4Q22	2023	2022

Revenue	$2,656	$2,551	$10,334	$9,955

Operating income (loss), GAAP	$60.0	$(53.5)	$104.5	$142.9
Adj. Operating Income, Non-GAAP	$110.8	$67.2	$304.7	$369.1

Net income (loss), GAAP	$17.8	$(58.0)	$(41.3)	$22.4
Adj. Net Income, Non-GAAP	$53.6	$21.7	$105.5	$184.2

Adj. EBITDA, Non-GAAP	$169.6	$130.4	$525.8	$543.7

Net income (loss) per common share, GAAP	$0.23	$(0.77)	$(0.54)	$0.29
Adj. Net Income per share, Non-GAAP	$0.69	$0.28	$1.36	$2.42

(1) Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.

Fourth Quarter Results and Business Highlights

●	Consolidated revenue of $2.7 billion in the fourth quarter of 2023, an increase of 4% as compared to the fourth quarter of 2022
o	Patient Direct revenue of $664 million, up 8% compared to the fourth quarter of 2022 from strong growth in a number of product categories
o	Products & Healthcare Services revenue of nearly $2 billion, up 3% compared to the fourth quarter of 2022, with growth in both the Medical Distribution and Global Products divisions
●	Fourth quarter 2023 operating income of $60 million and Adjusted Operating Income of $111 million
o	On a GAAP basis operating income margin expanded by 436 basis points while adjusted operating income margin expanded by 154 basis points. This expansion was primarily driven by a larger income contribution from the Patient Direct segment.
o	Both Patient Direct and Products & Healthcare Services delivered increases in Segment Income both year over year and sequentially from the third quarter to the fourth quarter of 2023
●	Generated $112 million of operating cash flow in the fourth quarter driven by strong working capital improvement and operating results
●	Reduced total debt by $49 million and net debt by $76 million for the fourth quarter

2024 Financial Outlook

The Company issued its outlook for 2024; summarized below:

●	Revenue for 2024 to be in a range of $10.5 billion to $10.9 billion

●	Adjusted EBITDA for 2024 to be in a range of $550 million to $590 million

●	Adjusted EPS for 2024 to be in a range of $1.40 to $1.70

The Company’s outlook for 2024 contains assumptions, including current expectations regarding the impact of general economic conditions, including inflation, and the continuation of pressure on pricing and demand in our Products & Healthcare Services segment. Key assumptions supporting the Company’s 2024 financial guidance include:

●	Gross margin rate of 21.0% to 21.5%
●	Interest expense of $141 to $146 million
●	Adjusted effective tax rate of 27.5% to 28.5%
●	Diluted weighted average shares of ~78.5 million
●	Capital expenditures of $220 to $240 million
●	Stable commodity prices
●	FX rates as of 12/31/2023

Although the Company does provide guidance for adjusted EBITDA and adjusted EPS (which are non-GAAP financial measures), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to, restructuring and acquisition charges, which could have a significant and unpredictable impact on our GAAP results. As a result, no GAAP guidance or reconciliation of the Company’s adjusted EBITDA guidance or adjusted EPS guidance is provided. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the SEC.

Investor Conference Call for Fourth Quarter and Full Year 2023 Financial Results

Owens & Minor executives will host a conference call for investors and analysts on Tuesday, February 20, 2024, at 8:30 a.m. ET. Participants may access the call via the toll-free dial-in number at 1-888-300-2035, or the toll dial-in number at 1-646-517-7437. The conference ID access code is 1058917.

All interested stakeholders are encouraged to access the simultaneous live webcast by visiting the investor relations page of the Owens & Minor website available at investors.owens-minor.com/events-and-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our 2024 financial performance, our Operating Model Realignment Program and other cost-saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of its business, including the results of our Operating Model Realignment Program and our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2023, expected to be filed with the SEC on or around February 20, 2024, including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor

Owens & Minor, Inc. (NYSE: OMI) is a Fortune 500 global healthcare solutions company providing essential products and services that support care from the hospital to the home. For over 100 years, Owens & Minor and its affiliated brands, Apria®, Byram® and HALYARD*, have helped to make each day better for the patients, providers, and communities we serve. Powered by more than 20,000 teammates worldwide, Owens & Minor delivers comfort and confidence behind the scenes so healthcare stays at the forefront. Owens & Minor exists because every day, everywhere, Life Takes Care™. For more information about Owens & Minor and our affiliated brands, visit owens-minor.com or follow us on LinkedIn and Instagram.

*Registered Trademark or Trademark of O&M Halyard or its affiliates.

Owens & Minor, Inc.

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended December 31,
	2023	2022
Net revenue	$2,656,150	$2,551,107
Cost of goods sold	2,086,227	2,143,987
Gross margin	569,923	407,120
Distribution, selling and administrative expenses	457,225	432,467
Acquisition-related charges and intangible amortization	26,427	26,345
Exit and realignment charges	24,310	2,018
Other operating expense (income), net	1,940	(231)
Operating income (loss)	60,021	(53,479)
Interest expense, net	36,863	41,164
Loss on extinguishment of debt	860	—
Other expense, net	1,301	783
Income (loss) before income taxes	20,997	(95,426)
Income tax provision (benefit)	3,213	(37,435)
Net income (loss)	$17,784	$(57,991)

Net income (loss) per common share:
Basic	$0.23	$(0.77)
Diluted	$0.23	$(0.77)

Owens & Minor, Inc.

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Year Ended December 31,
	2023	2022
Net revenue	$10,333,967	$9,955,475
Cost of goods sold	8,208,806	8,129,124
Gross margin	2,125,161	1,826,351
Distribution, selling and administrative expenses	1,813,559	1,554,821
Acquisition-related charges and intangible amortization	101,037	126,972
Exit and realignment charges	99,127	6,897
Other operating expense (income), net	6,930	(5,252)
Operating income	104,508	142,913
Interest expense, net	157,915	128,891
Gain on extinguishment of debt	(3,518)	—
Other expense, net	4,837	3,131
(Loss) income before income taxes	(54,726)	10,891
Income tax benefit	(13,425)	(11,498)
Net (loss) income	$(41,301)	$22,389

Net (loss) income per common share:
Basic	$(0.54)	$0.30
Diluted	$(0.54)	$0.29

Owens & Minor, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	December 31,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$243,037	$69,467
Accounts receivable, net	598,257	763,497
Merchandise inventories	1,110,606	1,333,585
Other current assets	150,890	128,636
Total current assets	2,102,790	2,295,185
Property and equipment, net	543,972	578,269
Operating lease assets	296,533	280,665
Goodwill	1,638,846	1,636,705
Intangible assets, net	361,835	445,042
Other assets, net	149,346	150,417
Total assets	$5,093,322	$5,386,283
Liabilities and equity
Current liabilities
Accounts payable	$1,171,882	$1,147,414
Accrued payroll and related liabilities	116,398	93,296
Current portion of long-term debt	206,904	17,906
Other current liabilities	396,701	307,850
Total current liabilities	1,891,885	1,566,466
Long-term debt, excluding current portion	1,890,598	2,482,968
Operating lease liabilities, excluding current portion	222,429	215,469
Deferred income taxes, net	41,652	60,833
Other liabilities	122,592	114,943
Total liabilities	4,169,156	4,440,679
Total equity	924,166	945,604
Total liabilities and equity	$5,093,322	$5,386,283

Owens & Minor, Inc.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Three Months Ended December 31,
	2023	2022
Operating activities:
Net income (loss)	$17,784	$(57,991)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	70,737	73,229
Share-based compensation expense	5,801	5,228
Loss on extinguishment of debt	860	—
Deferred income tax benefit	(7,333)	(29,352)
Benefit for losses on accounts receivable	(927)	(1,974)
Changes in operating lease right-of-use assets and lease liabilities	1,470	(569)
Gain on sale and dispositions of property and equipment	(8,420)	(9,258)
Changes in operating assets and liabilities:
Accounts receivable	89,384	(6,316)
Merchandise inventories	(22,719)	173,382
Accounts payable	(15,341)	(16,772)
Net change in other assets and liabilities	(22,497)	(46,121)
Other, net	2,966	3,475
Cash provided by operating activities	111,765	86,961
Investing activities:
Additions to property and equipment	(50,392)	(48,815)
Additions to computer software	(5,933)	(2,619)
Proceeds from sale of property and equipment	17,929	18,663
Other, net	(518)	—
Cash used for investing activities	(38,914)	(32,771)
Financing activities:
Borrowings under amended Receivables Financing Agreement	—	324,600
Repayments under amended Receivables Financing Agreement	—	(385,600)
Repayments of debt	(50,504)	(1,500)
Other, net	(711)	(980)
Cash used for financing activities	(51,215)	(63,480)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,128	2,267
Net increase (decrease) in cash, cash equivalents and restricted cash	22,764	(7,023)
Cash, cash equivalents and restricted cash at beginning of period	250,160	93,208
Cash, cash equivalents and restricted cash at end of period(1)	$272,924	$86,185
Supplemental disclosure of cash flow information:
Income taxes paid, net	$515	$405
Interest paid	$52,168	$45,133
Noncash investing activity:
Unpaid purchases of property and equipment and computer software at end of period	$77,279	$67,852

(1) Restricted cash as of December 31, 2023 and September 30, 2023 was $29.9 million and $35.0 million, includes amounts held in an escrow account as required by the Centers for Medicare & Medicaid Services (CMS) in conjunction with the Bundled Payments for Care Improvement (BPCI) initiatives related to wind-down costs of Fusion5. Restricted cash as of December 31, 2023 and September 30, 2023 also includes $13.5 million and $18.6 million of restricted cash deposits received under the Master Receivables Purchase Agreement to be remitted to a third-party financial institution.

Owens & Minor, Inc.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Years Ended December 31,
	2023	2022
Operating activities:
Net (loss) income	$(41,301)	$22,389
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	287,377	228,667
Share-based compensation expense	23,218	20,993
Gain on extinguishment of debt	(3,518)	—
Deferred income tax benefit	(23,648)	(26,361)
(Benefit) provision for losses on accounts receivable	(1,414)	3,315
Changes in operating lease right-of-use assets and lease liabilities	(47)	353
Gain on sale and dispositions of property and equipment	(34,882)	(26,260)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	166,581	1,101
Merchandise inventories	224,338	166,559
Accounts payable	30,997	13,652
Net change in other assets and liabilities	100,370	(91,544)
Other, net	12,639	12,142
Cash provided by operating activities	740,710	325,006
Investing activities:
Acquisition, net of cash acquired	—	(1,684,607)
Additions to property and equipment	(190,870)	(158,090)
Additions to computer software	(17,022)	(8,492)
Proceeds from sale of property and equipment	71,574	48,383
Other, net	(936)	(1,670)
Cash used for investing activities	(137,254)	(1,804,476)
Financing activities:
Borrowings under amended Receivables Financing Agreement	476,000	1,022,300
Repayments under amended Receivables Financing Agreement	(572,000)	(1,156,300)
Repayments of debt	(320,693)	(4,500)
Proceeds from issuance of debt	—	1,691,000
Borrowings under revolving credit facility, net and Receivables Financing Agreement	—	30,000
Financing costs paid	—	(42,602)
Other, net	(637)	(42,793)
Cash (used for) provided by financing activities	(417,330)	1,497,105
Effect of exchange rate changes on cash, cash equivalents and restricted cash	613	(3,485)
Net increase in cash, cash equivalents and restricted cash	186,739	14,150
Cash, cash equivalents and restricted cash at beginning of period	86,185	72,035
Cash, cash equivalents and restricted cash at end of period(1)	$272,924	$86,185
Supplemental disclosure of cash flow information:
Income taxes (received) paid, net	$(6,283)	$33,973
Interest paid	$153,247	$107,022
Noncash investing activity:
Unpaid purchases of property and equipment and computer software at end of period	$77,279	$67,852

(1) Restricted cash as of December 31, 2023 and 2022 was $29.9 million and $16.7 million, primarily held in an escrow account as required by the CMS in conjunction with the BPCI initiatives related to wind-down costs of Fusion5. Restricted cash as of December 31, 2023 also includes $13.5 million of restricted cash deposits received under the Master Receivables Purchase Agreement to be remitted to a third-party financial institution.

Owens & Minor, Inc.

Summary Segment Information (unaudited)

(dollars in thousands)

	Three Months Ended December 31,
	2023		2022
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Products & Healthcare Services	$1,991,716	74.99%	$1,933,612	75.80%
Patient Direct	664,434	25.01%	617,495	24.20%
Consolidated net revenue	$2,656,150	100.00%	$2,551,107	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Products & Healthcare Services	$33,244	1.67%	$1,202	0.06%
Patient Direct	77,514	11.67%	65,957	10.68%
Acquisition-related charges and intangible amortization	(26,427)		(26,345)
Exit and realignment charges	(24,310)		(2,018)
Inventory valuation adjustment(1)	—		(92,275)
Consolidated operating income	$60,021		$(53,479)

Depreciation and amortization:
Products & Healthcare Services	$19,647		$20,214
Patient Direct	51,090		53,015
Consolidated depreciation and amortization	$70,737		$73,229

Capital expenditures:
Products & Healthcare Services	$11,405		$11,020
Patient Direct	44,920		40,414
Consolidated capital expenditures	$56,325		$51,434

(1)	Relates to an inventory valuation adjustment in our Products & Healthcare Services segment, primarily associated with PPE inventory built up and a subsequent decline in demand as a result of the COVID-19 pandemic.

Owens & Minor, Inc.

Summary Segment Information (unaudited)

(dollars in thousands)

	Year Ended December 31,
	2023		2022
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Products & Healthcare Services	$7,781,395	75.30%	$7,898,397	79.34%
Patient Direct	2,552,572	24.70%	2,057,078	20.66%
Consolidated net revenue	$10,333,967	100.00%	$9,955,475	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Products & Healthcare Services	$57,809	0.74%	$175,309	2.22%
Patient Direct	246,863	9.67%	193,748	9.42%
Acquisition-related charges and intangible amortization	(101,037)		(126,972)
Exit and realignment charges	(99,127)		(6,897)
Inventory valuation adjustment(1)	—		(92,275)
Consolidated operating income	$104,508		$142,913

Depreciation and amortization:
Products & Healthcare Services	$77,006		$77,539
Patient Direct	210,371		151,128
Consolidated depreciation and amortization	$287,377		$228,667

Capital expenditures:
Products & Healthcare Services	$29,361		$49,824
Patient Direct	178,531		116,758
Consolidated capital expenditures	$207,892		$166,582

(1)	Relates to an inventory valuation adjustment in our Products & Healthcare Services segment, primarily associated with PPE inventory built up and a subsequent decline in demand as a result of the COVID-19 pandemic.

Owens & Minor, Inc.

Net (Loss) Income Per Common Share (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$17,784	$(57,991)	$(41,301)	$22,389

Weighted average shares outstanding - basic	76,284	74,991	75,785	74,496
Dilutive shares	1,491	—	—	1,721
Weighted average shares outstanding - diluted	77,775	74,991	75,785	76,217

Net income (loss) per common share:
Basic	$0.23	$(0.77)	$(0.54)	$0.30
Diluted	$0.23	$(0.77)	$(0.54)	$0.29

Share-based awards for the year ended December 31, 2023 and the three months ended December 31, 2022 of approximately 1.6 million and 1.4 million shares were excluded from the calculation of net loss per diluted common share as the effect would be anti-dilutive.

Owens & Minor, Inc.

GAAP/Non-GAAP Reconciliations (unaudited)

(dollars in thousands, except per share data)

The following table provides a reconciliation of reported operating income, net (loss) income and net (loss) income per share to non-GAAP measures used by management.

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Operating income (loss), as reported (GAAP)	$60,021	$(53,479)	$104,508	$142,913
Acquisition-related charges and intangible amortization (1)	26,427	26,345	101,037	126,972
Exit and realignment charges (2)	24,310	2,018	99,127	6,897
Inventory valuation adjustment (3)	—	92,275	—	92,275
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$110,758	$67,159	$304,672	$369,057
Operating income (loss) as a percent of net revenue (GAAP)	2.26%	(2.10)%	1.01%	1.44%
Adjusted operating income as a percent of net revenue (non-GAAP)	4.17%	2.63%	2.95%	3.71%

Net income (loss), as reported (GAAP)	$17,784	$(57,991)	$(41,301)	$22,389
Pre-tax adjustments:
Acquisition-related charges and intangible amortization (1)	26,427	26,345	101,037	126,972
Exit and realignment charges (2)	24,310	2,018	99,127	6,897
Inventory valuation adjustment (3)	—	92,275	—	92,275
Other (4)	1,425	525	(1,260)	2,099
Tax adjustments (5)	—	(10,492)	—	(10,492)
Income tax benefit on pre-tax adjustments (6)	(16,383)	(30,975)	(52,095)	(55,975)
Net income, adjusted (non-GAAP) (Adjusted Net Income)	$53,563	$21,705	$105,508	$184,165

Net income (loss) per common share, as reported (GAAP)	$0.23	$(0.77)	$(0.54)	$0.29
After-tax adjustments:
Acquisition-related charges and intangible amortization (1)	0.23	0.26	0.96	1.27
Exit and realignment charges (2)	0.22	0.02	0.95	0.07
Inventory valuation adjustment (3)	—	0.90	—	0.91
Other (4)	0.01	0.01	(0.01)	0.02
Tax adjustments (5)	—	(0.14)	—	(0.14)
Net income per common share, adjusted (non-GAAP) (Adjusted EPS)	$0.69	$0.28	$1.36	$2.42

Owens & Minor, Inc.

GAAP/Non-GAAP Reconciliations (unaudited), continued

(dollars in thousands)

The following tables provide reconciliations of net income (loss) and total debt to non-GAAP measures used by management.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss), as reported (GAAP)	$17,784	$(57,991)	$(41,301)	$22,389
Income tax provision (benefit)	3,213	(37,435)	(13,425)	(11,498)
Interest expense, net	36,863	41,164	157,915	128,891
Acquisition-related charges and intangible amortization (1)	26,427	26,345	101,037	126,972
Exit and realignment charges (2)	24,310	2,018	99,127	6,897
Other depreciation and amortization (7)	48,704	49,841	200,339	149,820
Inventory valuation adjustment (3)	—	92,275	—	92,275
Stock compensation (8)	5,181	4,907	20,942	20,501
LIFO charges (9)	5,655	8,725	2,402	5,396
Other (4)	1,425	525	(1,260)	2,099
Adjusted EBITDA (non-GAAP)	$169,562	$130,374	$525,776	$543,742

	December 31,	December 31,
	2023	2022
Total debt, as reported (GAAP)	$2,097,502	$2,500,874
Cash and cash equivalents	(243,037)	(69,467)
Net debt (non-GAAP)	$1,854,465	$2,431,407

The following items have been excluded in our non-GAAP financial measures:

(1) Acquisition-related charges and intangible amortization includes acquisition-related charges of $5.6 million and $17.5 million for the three months and year ended December 31, 2023, and $3.0 million and $48.1 million for the three months and year ended December 31, 2022, as well as amortization of intangible assets established during acquisition method of accounting for business combinations. Acquisition-related charges consist primarily of one-time costs related to the Apria Acquisition, including transaction costs necessary to consummate the acquisition, which consisted of investment banking advisory fees and legal fees and director and officer tail insurance expense, as well as transition costs, such as severance and retention bonuses, information technology (IT) integration costs and professional fees. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results.

(2) During the three months and year ended December 31, 2023 exit and realignment charges were $24.3 million and $99.1 million. These charges primarily related to our (1) Operating Model Realignment Program of $19.1 million and $82.9 million, including professional fees, severance and other costs to streamline functions and processes, (2) IT strategic initiatives such as converting to common IT systems of $2.5 million and $9.2 million and, (3) other costs associated with strategic initiatives of $2.7 million and $7.0 million for the three months and year ended December 31, 2023. During the three months and year ended December 31, 2022 exit and realignment charges consisted of wind-down costs related to the exit of the Fusion5 business, IT strategic initiatives such as converting our divisions to a common IT system, costs associated with our strategic organizational realignment including severance charges, and other costs associated with strategic initiatives. These costs are not normal recurring, cash operating expenses necessary for the Company to operate its business on an ongoing basis.

(3) Relates to an inventory valuation adjustment in our Products & Healthcare Services segment, primarily associated with personal protective equipment inventory built up and a subsequent decline in demand as a result of the COVID-19 pandemic.

(4) For the three months and year ended December 31, 2023 other includes loss on extinguishment of debt of $0.9 million and a (gain) on extinguishment of debt of ($3.5) million associated with the early retirement of indebtedness of $45.9 million and $314 million. Additionally, for the three months and years ended December 31, 2023 and 2022 other includes interest costs and net actuarial losses related to our frozen noncontributory, unfunded retirement plan for certain retirees in the United States (U.S.).

(5) Tax adjustments in 2022 includes a change in our foreign repatriation plans related to the permanent reinvestment of earnings associated with a subsidiary in Thailand.

(6) These charges have been tax effected by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.

(7) Other depreciation and amortization relates to property and equipment and capitalized computer software, excluding such amounts captured within exit and realignment charges or acquisition-related charges.

(8) Stock compensation includes share-based compensation expense related to our share-based compensation plans, excluding such amounts captured within exit and realignment charges or acquisition-related charges.

(9) LIFO charges includes non-cash adjustments to merchandise inventories valued at the lower of cost or market, with the approximate cost determined by the last-in, first-out (LIFO) method for distribution inventories in the U.S. within our Products & Healthcare Services segment.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.’s (the Company) core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

CONTACT:

Investors

Alpha IR Group

Jackie Marcus or Nick Teves

OMI@alpha-ir.com

Jonathan Leon

SVP Finance & Treasurer

Investor.Relations@owens-minor.com

Media

Stacy Law

media@owens-minor.com

OMI-CORP

OMI-IR

SOURCE: Owens & Minor, Inc.